Exhibit 99.1

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE SECOND QUARTER

ENDED JUNE 30, 2023

Second Quarter 2023 Summary Results

●	Total revenues of $207.4 million, down 12.6% YoY
●	Operating income of $13.8 million, down 62.4% YoY
●	Operating ratio of 93.4%
●	Diluted EPS of $0.42, down 61.1% YoY

Tontitown, Arkansas, July 19, 2023...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (“we” or the “Company”) today reported consolidated net income of $9.3 million, or diluted and basic earnings per share of $0.42, for the quarter ended June 30, 2023. These results compare to consolidated net income of $24.2 million, or diluted earnings per share of $1.08 ($1.09 basic), for the quarter ended June 30, 2022.

Consolidated operating revenues decreased 12.6% to $207.4 million for the second quarter of 2023 compared to $237.2 million for the second quarter of 2022.

Liquidity, Capitalization, and Cash Flow

As of June 30, 2023, we had an aggregate of $198.8 million of cash, marketable equity securities, and available liquidity under our line of credit and $310.9 million of stockholders’ equity. Outstanding debt was $230.0 million as of June 30, 2023, which represents a $34.3 million decrease from December 31, 2022. During the first half of 2023, we generated $68.5 million in operating cash flow.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas, under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; general inflation, recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; potential economic, business or operational disruptions or uncertainties that may result from any future outbreaks of the COVID-19 pandemic or other public health crises; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, tariffs, import/export, trade and immigration regulations or policies; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except earnings per share)		(in thousands, except earnings per share)

Revenue, before fuel surcharge	$182,082	$202,739	$375,536	$398,828
Fuel surcharge	25,330	34,429	53,600	57,788
Operating Revenue	207,412	237,168	429,136	456,616

Operating expenses and costs:
Salaries, wages and benefits	47,828	42,947	96,106	82,222
Operating supplies and expenses	39,716	43,454	81,210	75,101
Rent and purchased transportation	78,329	88,643	165,425	180,020
Depreciation	15,757	15,481	32,254	30,358
Insurance and claims	5,045	7,269	20,059	14,132
Other	7,208	3,905	12,631	8,117
Gain on disposition of equipment	(260)	(1,214)	(836)	(1,361)
Total operating expenses and costs	193,623	200,485	406,849	388,589

Operating income	13,789	36,683	22,287	68,027

Interest expense	(2,163)	(1,998)	(4,519)	(3,665)
Non-operating income(expense)	1,192	(2,872)	2,091	(943)

Income before income taxes	12,818	31,813	19,859	63,419
Income tax expense	3,499	7,631	5,309	15,295

Net income	$9,319	$24,182	$14,550	$48,124

Diluted earnings per share	$0.42	$1.08	$0.65	$2.14

Average shares outstanding – Diluted	22,182	22,445	22,253	22,474

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Truckload Operations
Total miles (in thousands)	53,391	49,652	107,124	94,908
Operating ratio (1)	92.7%	79.8%	96.1%	80.6%
Empty miles factor	8.60%	8.94%	8.78%	9.05%
Revenue per total mile, before fuel surcharge	$2.25	$2.72	$2.29	$2.74
Total loads	109,000	94,870	211,430	186,425
Revenue per truck per workday	$774	$948	$788	$947
Revenue per truck per week	$3,868	$4,738	$3,939	$4,735
Average company-driver trucks	2,061	1,847	2,056	1,761
Average owner operator trucks	367	381	378	385

Logistics Operations
Total revenue (in thousands)	$61,856	$68,041	$130,113	$139,152
Operating ratio	91.8%	86.2%	90.2%	87.4%

P.A.M. Transportation Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)

	June 30,	December 31,
	2023	2022
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$97,988	$74,087
Trade accounts receivable, net	100,812	134,739
Other receivables	6,992	6,263
Inventories	2,585	2,570
Prepaid expenses and deposits	11,901	15,729
Marketable equity securities	41,274	41,728
Income taxes refundable	2,997	5,650
Total current assets	264,549	280,766

Property and equipment	690,012	705,919
Less: accumulated depreciation	253,299	242,324
Total property and equipment, net	436,713	463,595

Other non-current assets	4,147	4,801
Total Assets	$705,409	$749,162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,011	$48,917
Accrued expenses and other liabilities	20,775	34,233
Current portion of long-term debt	53,006	58,815
Total current liabilities	114,792	141,965

Long-term debt, net of current portion	176,963	205,466
Deferred income taxes	102,774	101,445
Other long-term liabilities	0	103
Total liabilities	394,529	448,979

STOCKHOLDERS’ EQUITY
Common stock	223	223
Additional paid-in capital	40,714	40,472
Treasury stock, at cost	(8,095)	(4,000)
Retained earnings	278,038	263,488
Total stockholders’ equity	310,880	300,183
Total liabilities and stockholders’ equity	$705,409	$749,162

1)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Lance K. Stewart

(479) 361-9111